 Filed pursuant to Rule 424(b)(5)
 File No. 333-228348
PROSPECTUS SUPPLEMENT
(To Prospectus dated November 28, 2018)
Up to $17,400,000 of Common Stock and
200,500 Shares of Common Stock
NETLIST, INC.
This prospectus supplement relates to the offer and sale of shares of our common stock that we may issue and sell to Lincoln Park Capital Fund, LLC (“Lincoln Park”) from time to time from and after the date of this prospectus supplement, under a purchase agreement that we entered into with Lincoln Park on July 12, 2021 (the “Purchase Agreement”).
The shares of our common stock to which this prospectus supplement relates include:
•
up to $17,400,000 of shares of our common stock (the “Purchase Shares”) that we may, in our sole discretion, sell to Lincoln Park from time to time over a 36-month period beginning on the date of this prospectus supplement, pursuant to and in accordance with the Purchase Agreement;

•
80,000 shares of our common stock, valued at $5.98 per share, that we are issuing to Lincoln Park on the date of this prospectus supplement as an initial fee for its commitment to purchase shares of our common stock under the Purchase Agreement (the “Initial Commitment Shares”); and

•
up to 120,500 additional shares of our common stock, valued at $5.98 per share, that we will issue to Lincoln Park on a pro rata basis upon each purchase by Lincoln Park of Purchase Shares from us under the Purchase Agreement, up to an aggregate amount of shares for which the total aggregate purchase price paid by Lincoln Park equals its $17,400,000 total purchase commitment under the Purchase Agreement, if and when we determine, in our sole discretion, to sell such Purchase Shares to Lincoln Park under the Purchase Agreement from time to time from and after the date of this prospectus supplement (the “Additional Commitment Shares” and, together with the Initial Commitment Shares, the “Commitment Shares”).

This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public. See “Lincoln Park Transaction” for a description of the Purchase Agreement and additional information regarding Lincoln Park. Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.
The purchase price for the Purchase Shares will be based upon formulas set forth in the Purchase Agreement depending on the type of purchase notice we submit to Lincoln Park from time to time. We will pay the expenses incurred in connection with the issuance of the shares of our common stock. See “Plan of Distribution.”
Our common stock trades on the OTCQB® under the symbol “NLST.” On July 9, 2021, the last reported sales price of our common stock on the OTCQB® was $5.98 per share.

Investing in our securities involves a high degree of risk. Please see the sections entitled “Risk Factors” on page S-4 of this prospectus supplement, for a discussion of important risks that you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is July 12, 2021

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.
This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under the shelf registration process, we were permitted from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $50,000,000 of which this offering is a part.
You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer of these securities under any circumstance or in any jurisdiction where the offer is not permitted or unlawful. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference.
This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.
Unless otherwise noted, references in this prospectus to “Netlist,” the “Company,” “we,” “our,” or “us” means Netlist, Inc. and its consolidated subsidiaries.

PROSPECTUS SUMMARY
The following summary is qualified in its entirety by, and should be read together with, the more detailed information and our consolidated financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
The Company
Overview
We provide high-performance modular memory subsystems to customers in diverse industries that require enterprise and storage class memory solutions to empower critical business decisions. We have a history of introducing disruptive new products, such as one of the first load reduced dual in-line memory modules (“LRDIMM”) based on our distributed buffer architecture, which has been adopted by the industry for DDR4 LRDIMM. We were also one of the first to bring NAND flash memory (“NAND flash”) to the memory channel with our NVvault non-volatile dual in-line memory modules (“NVDIMM”) using software-intensive controllers and merging dynamic random access memory integrated circuits (“DRAM ICs” or “DRAM”) and NAND flash to solve data bottleneck and data retention challenges encountered in high-performance computing environments. We also offer storage class memory products called HybriDIMM to address the growing need for real-time analytics in Big Data applications, in-memory databases, high performance computing and advanced data storage solutions.
Due to the ground-breaking product development of our engineering teams, we have built a robust portfolio of over 130 issued and pending U.S. and foreign patents, many seminal, in the areas of hybrid memory, storage class memory, rank multiplication and load reduction. Since our inception, we have dedicated substantial resources to the development, protection and enforcement of technology innovations we believe are essential to our business. Our early pioneering work in these areas has been broadly adopted in industry-standard registered dual in-line memory modules (“RDIMM”), LRDIMM and NVDIMM. Our objective is to continue to innovate in our field and invest further in our intellectual property portfolio, with the goal of monetizing our intellectual property through a combination of product sales and licensing, royalty or other revenue-producing arrangements, which may result from joint development or similar partnerships or defense of our patents through enforcement actions against parties we believe are infringing them.
We also resell SSDs, NAND flash, DRAM products and other component products to end-customers that are not reached in the distribution models of the component manufacturers, including storage customers, appliance customers, system builders and cloud and datacenter customers.
Corporate Information
We were incorporated in Delaware in June 2000 and commenced operations in September 2000. Our principal executive offices are located at 175 Technology Drive, Suite 150, Irvine, California 92618 and our telephone number at that address is (949) 435-0025. Our corporate website address is www.netlist.com. The information on our website is not part of this prospectus.

THE OFFERING
The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
Issuer
Netlist, Inc.
Securities being offered
•
Up to $17,400,000 of shares of our common stock we may, in our sole discretion, sell to Lincoln Park from time to time over the 36-month period beginning on the date of this prospectus supplement, pursuant to and in accordance with the Purchase Agreement;

•
80,000 Initial Commitment Shares, valued at $5.98 per share, that we are issuing to Lincoln Park on the date of this prospectus supplement as an initial fee for its commitment to purchase shares of our common stock under the Purchase Agreement; and

•
up to 120,500 Additional Commitment Shares, valued at $5.98 per share, that we will issue to Lincoln Park on a pro rata basis upon each purchase by Lincoln Park of Purchase Shares from us under the Purchase Agreement, up to an aggregate amount of Purchase Shares for which the total aggregate purchase price paid by Lincoln Park equals its $17,400,000 total purchase commitment under the Purchase Agreement, if and when we determine, in our sole discretion, to sell such Purchase Shares to Lincoln Park under the Purchase Agreement from time to time from and after the date of this prospectus supplement.

Use of proceeds
We intend to use net proceeds of this offering for acquisitions and general corporate purposes, including working capital and other general and administrative purposes. See “Use of Proceeds” on Page S-5 of this prospectus supplement.
Risk factors
Investing in our common stock involves a high degree of risk. You should read the description of risks set forth in the “Risk Factors” section of this prospectus supplement or incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities.
OTCQB® ticker symbol
NLST

RISK FACTORS
Any investment in our securities involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks contained in the accompanying prospectus, our Annual Report on Form 10-K for the year ended January 2, 2021, and in other documents that we subsequently file with the SEC, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with the other information contained in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.
We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow, and could cause the price of our common stock to decline.
If we sell shares of our common stock under the Purchase Agreement, our existing stockholders will experience immediate dilution and, as a result, our stock price may go down.
Pursuant to the Purchase Agreement, we have agreed to sell up to $17,400,000 of shares of our common stock over a 36-month period at our option and subject to certain limitations, and up to 200,500 shares of our common stock as consideration for Lincoln Park’s commitment to enter into the Purchase Agreement. For additional details on this financing arrangement, please refer to “Plan of Distribution” located elsewhere in this prospectus supplement. The sale of shares of our common stock pursuant to the Purchase Agreement will have a dilutive impact on our existing stockholders. Lincoln Park may resell some or all of the shares we issue to it under the Purchase Agreement and such sales could cause the market price of our common stock to decline, which decline could be significant.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents and information incorporated by reference in this prospectus supplement include “forward-looking statements.”
We intend these forward-looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward looking statements although not all forward-looking statements contain these identifying words. These forward looking statements include statements about, among other things: our beliefs regarding the market and demand for our products or the component products we resell; our ability to develop and launch new products that are attractive to the market and stimulate customer demand for these products; our plans relating to our intellectual property, including our goals of monetizing, licensing, expanding and defending our patent portfolio; our expectations and strategies regarding outstanding legal proceedings and patent reexaminations relating to our intellectual property portfolio, our expectations with respect to any strategic partnerships or other similar relationships we may pursue; our business strategies and objectives; and our expectations regarding our future operations and financial position, including revenues, costs and prospects, and our liquidity and capital resources, including cash flows, sufficiency of cash resources, efforts to reduce expenses and the potential for future financings. All forward-looking statements reflect management’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks and uncertainties include those described under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus, any related free writing prospectus, and in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. You should carefully read this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect.
These forward-looking statements represent our estimates and assumptions only as of the date made. Any such forward looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward looking statements. We undertake no duty to update these forward-looking statements after the date of this prospectus, except as required by law, even though our situation may change in the future. You should carefully consider other information set forth in reports or other documents that we file with the SEC. We qualify all of our forward-looking statements by these cautionary statements.
USE OF PROCEEDS
The proceeds from this offering will vary depending on the number of shares that we offer, the offering price per share and the applicable offering discount rate. We may receive gross proceeds of up to $17,400,000 over the term of the Purchase Agreement. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our net offering proceeds will be less, and we may raise less than the maximum $17,400,000 in gross offering proceeds permitted by this prospectus supplement.
We currently intend to use the net proceeds from the sale of securities offered by this prospectus supplement for general corporate purposes, including working capital and other general and administrative purposes.
We may also use any net proceeds from this offering for acquisitions of complementary products, technologies or businesses, but we do not have any current plans, agreements or commitments for any specific acquisitions at this time. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use any net proceeds, and the timing and amount of our actual expenditures will be based on many factors, including, among others, cash flows from operations and any growth of our business. Our management will have broad discretion in applying any net proceeds of this offering. Until the funds are used as described above, we intend to invest any net proceeds from this offering in interest bearing, investment grade securities.

THE LINCOLN PARK TRANSACTION
General
On July 12, 2021, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has agreed to purchase from us, at our direction from time to time, in our sole discretion, from and after the date of this prospectus supplement and over a period of up to 36 months thereafter, shares of our common stock having a total maximum aggregate purchase price to Lincoln Park of $17,400,000 (subject to certain limitations contained in the Purchase Agreement), upon the terms and subject to the conditions contained in the Purchase Agreement. Concurrently with the execution of the Purchase Agreement on July 12, 2021, we also entered into a registration rights agreement, or the Registration Rights Agreement, with Lincoln Park, pursuant to which we have filed with the SEC this prospectus supplement, together with the accompanying prospectus, relating to the offer and sale of the Purchase Shares and Commitment Shares that may be issued and sold by us to Lincoln Park, from time to time in our sole discretion, from and after the date of this prospectus supplement, and to tak such other specified actions to maintain the registration under the Securities Act of the offer and sale of the Purchase Shares and Commitment Shares that may be issued and sold by us to Lincoln Park under the Purchase Agreement and that are included in this prospectus supplement.
Pursuant to the terms of the Purchase Agreement, on the date of this prospectus, we are issuing 80,000 Initial Commitment Shares to Lincoln Park on the date of this prospectus supplement as an initial fee for its commitment to purchase shares of our common stock under the Purchase Agreement, and we have agreed to issue up to 120,500 Additional Commitment Shares to Lincoln Park on a pro rata basis upon each purchase by Lincoln Park of Purchase Shares from us under the Purchase Agreement, up to an aggregate number of shares having a total maximum aggregate purchase price to Lincoln Park equal to its $17,400,000 total aggregate purchase commitment under the Purchase Agreement (subject to certain limitations contained in the Purchase Agreement), if and when we determine, in our sole discretion, to sell such Purchase Shares to Lincoln Park under the Purchase Agreement from time to time from and after the date of this prospectus supplement.
We may, from time to time and at our sole discretion, direct Lincoln Park to purchase shares of our common stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. We will control the timing and amount of any sales of our common stock to Lincoln Park, and Lincoln Park has no right to require us to sell any shares to it under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.
The Purchase Agreement prohibits us from directing Lincoln Park to purchase any shares of our common stock if those shares of our common stock, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park having beneficial ownership, at any single point in time, of more than 9.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder, which limitation we refer to as the Beneficial Ownership Cap.
Purchase of Shares under the Purchase Agreement
Regular Purchases
Under the Purchase Agreement, on any business day selected by us on which the closing sale price of our common stock equals or exceeds $0.10 per share (and provided that all shares subject to all prior Regular Purchases, and all Additional Commitment Shares to be issued in connection therewith, have theretofore been properly delivered to Lincoln Park in accordance with the Purchase Agreement), we may direct Lincoln Park to purchase, in what we refer to as a Regular Purchase, up to 750,000 shares of our common stock (the “Regular Purchase Share Limit”) on such business day, provided that Lincoln Park’s maximum purchase commitment under any single Regular Purchase may not exceed $2,500,000. The foregoing dollar amounts and share amount limitations will be subject to proportionate adjustment in the event of a reorganization, recapitalization, non-cash dividend, stock split or other similar transaction; provided, that if after giving effect to such full proportionate adjustment, the adjusted Regular Purchase Share Limit would preclude us from requiring Lincoln Park to purchase shares of our common stock at an aggregate purchase price equal to or greater than $250,000 in any single Regular Purchase, then the Regular Purchase Share Limit will not be fully adjusted, but rather the Regular Purchase Share Limit for such Regular Purchase shall be adjusted as specified in the Purchase Agreement, such that, after giving effect to such adjustment, the Regular Purchase Share Limit will be equal to (or as close as can be derived from such adjustment without exceeding) $250,000.
The purchase price per share for each such Regular Purchase will be equal to the lesser of:
•
the lowest sale price for our common stock during the purchase date of such shares; or

•
the average of the three lowest closing sale prices for our common stock during the ten consecutive business days prior to the purchase date of such shares.

In each case, upon the parties’ mutual agreement, the maximum amount of any single Regular Purchase may be increased, and any one or more of the other terms relating thereto may be amended by the parties.
Accelerated Purchases
In addition to Regular Purchases, we also have the right to direct Lincoln Park, on any business day on which we have properly submitted to Lincoln Park a Regular Purchase notice for the maximum amount of shares we are then permitted to sell in a Regular Purchase (and provided that all shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases (defined below), and all Additional Commitment Shares to be issued in connection therewith, have theretofore been properly delivered to Lincoln Park), to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, of up to the lesser of:
•
300% of the number of shares to be purchased pursuant to such Regular Purchase; and

•
30% of the aggregate shares of our common stock traded during the period on the trading day immediately following the purchase date for such Regular Purchase, which we refer to as the “Accelerated Purchase Date,” beginning at the commencement of regular trading on such Accelerated Purchase Date (or such later time on such Accelerated Purchase Date as mutually agreed by us and Lincoln Park and specified in the Accelerated Purchase notice for such Accelerated Purchase), and ending at the close of regular trading on such Accelerated Purchase Date, or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed prior to the close of regular trading on the applicable Accelerated Purchase Date, ending at such earlier time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase Date we refer to as the “Accelerated Purchase Measurement Period.”

The purchase price per share for each such Accelerated Purchase will be equal to the lesser of:
•
97% of the volume-weighted average price of our common stock during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and

•
the closing sale price of our common stock on the applicable Accelerated Purchase date.

In each case, upon the parties’ mutual agreement, the maximum amount of any single Accelerated Purchase may be increased, and any one or more of the other terms relating thereto may be amended by the parties.
Additional Accelerated Purchases
We also have the right to direct Lincoln Park, prior to 1:00 p.m., Eastern time, on an Accelerated Purchase Date for an Accelerated Purchase for which the applicable Accelerated Purchase Measurement Period has theretofore ended (and provided that all of the Purchase Shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including those that have occurred earlier on the same trading day, and all Additional Commitment Shares to be issued in connection therewith, have theretofore been properly delivered to Lincoln in accordance with the Purchase Agreement), to purchase additional shares of our common stock in another Accelerated Purchase, which we refer to as an Additional Accelerated Purchase, on the same business day, which in reference to an Additional Accelerated Purchase we refer to as an Additional Accelerated Purchase Date, of up to the lesser of:
•
300% of the number of shares purchased pursuant to the applicable corresponding Regular Purchase; and

•
30% of the aggregate shares of our common stock traded during the period on the applicable Additional Accelerated Purchase Date beginning at the time mutually agreed by us and Lincoln Park and specified in the Additional Accelerated Purchase notice for such Additional Accelerated Purchase, and ending at the close of regular trading on Nasdaq on such Additional Accelerated Purchase Date, or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed prior to the close of regular trading on Nasdaq on such date, ending at such earlier time that any one of such thresholds is crossed, which period of time on the applicable Additional Accelerated Purchase Date we refer to as the “Additional Accelerated Purchase Measurement Period”.

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to Lincoln Park on a single Additional Accelerated Purchase Date, provided that (i) such Additional Accelerated Purchase notice is received by Lincoln Park prior to 1:00 p.m., Eastern time, on such Additional Accelerated Purchase Date and (ii) all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same trading day) have been completed, and all of the Purchase Shares to be purchased thereunder, and all Additional Commitment Shares to be issued in connection therewith, have theretofore been properly delivered to Lincoln in accordance with the Purchase Agreement.
The purchase price per share for each such Additional Accelerated Purchase will be equal to the lower of:
•
97% of the volume-weighted average price of our common stock during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase date; and

•
the closing sale price of our common stock on the applicable Additional Accelerated Purchase date.

In each case, upon the parties’ mutual agreement, the maximum amount of any single Accelerated Purchase may be increased, and any one or more of the other terms relating thereto may be amended by the parties.
In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.
Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.
Events of Default
Events of default under the Purchase Agreement include the following:
•
the effectiveness of the registration statement, of which this prospectus supplement and accompanying prospectus are a part, lapses for any reason (including, without limitation, the issuance of a stop order), or this prospectus supplement and accompanying prospectus are unavailable for sale by us or the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of thirty business days in any 365-day period;

•
the suspension of our common stock from trading or the failure of our common stock to be listed on the OTCQB® for a period of one (1) business day;

•
the delisting of our common stock from OTCQB®; provided, however, that our common stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board or the OTCQB operated by the OTC Markets Group, Inc. (or nationally recognized successor to any of the foregoing);

•
the failure for any reason by the transfer agent to issue the securities offered hereby to Lincoln Park within two business days after the applicable purchase date which Lincoln Park is entitled to receive such securities;

•
any breach of the representations and warranties or covenants contained in the Purchase Agreement or any related agreements with Lincoln Park if such breach would reasonably be expected to have a material adverse effect and such breach is not cured within five trading days;

•
our participation in insolvency or bankruptcy proceedings by or against us, as more fully described in the Purchase Agreement; or

•
if at any time our common stock ceases to be DTC authorized and we are not eligible to transfer our common stock electronically via DWAC.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above, however, the Purchase Agreement will automatically terminate upon initiation of insolvency or bankruptcy proceedings by or against us. During an event of default, all of which are outside of Lincoln Park’s control, we are not permitted to direct Lincoln Park to purchase any shares of our common stock under the Purchase Agreement.
Our Termination Rights
We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give one business day notice to Lincoln Park to terminate the Purchase Agreement.
No Short-Selling or Hedging by Lincoln Park
Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.
Prohibitions on Variable Rate Transactions
Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified variable rate transactions until the earliest of: (i) the nine-month anniversary of the termination of the Purchase Agreement, and (ii) the later of (A) the thirty-six month anniversary of the date of this prospectus supplement, and (B) the thirty-six month anniversary of the commencement date of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our common stock after the date of issuance, the issuance of securities with embedded anti-dilution provisions, the issuance of securities with an embedded put or call right or at a price subject to being reset after the initial issuance contingent on our business or market performance or entry into any new “equity line of credit.”
Effect of Performance of the Purchase Agreement on our Stockholders
All shares registered in this offering that may be issued and sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold over a period of up to 36 months commencing on the date of this prospectus supplement. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us, in our sole discretion. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.
Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $17,400,000 of our common stock, exclusive of the Initial Commitment Shares being issued to Lincoln Park on the date of the prospectus supplement, and the Additional Commitment Shares that may be issued upon purchases of Purchase Shares by Lincoln Park under the Purchase Agreement, in each case as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, if and when we direct them to. The Purchase Agreement prohibits us from issuing or selling to Lincoln Park under the Purchase Agreement shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park, would exceed the Beneficial Ownership Cap.
PLAN OF DISTRIBUTION
This prospectus supplement and the accompanying prospectus relate to the issuance and sale of (i) up to $17,400,000 of shares of our common stock that we may issue to Lincoln Park from time to time under the Purchase Agreement that we entered into with Lincoln Park on July 12, 2021, (ii) 80,000 Initial Commitment Shares to Lincoln Park on the date of this prospectus supplement as an initial fee for its commitment to purchase shares of our common stock under the Purchase Agreement, and (iii) up to an aggregate number of shares having a total maximum aggregate purchase price to Lincoln Park equal to its $17,400,000 total aggregate purchase commitment under the Purchase Agreement (subject to certain limitations contained in the Purchase Agreement), if and when we determine, in our sole discretion, to sell such Purchase Shares to Lincoln Park under the Purchase Agreement from time to time from and after the date of this prospectus supplement. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public.
Under the Purchase Agreement, on any business day selected by us over the 36-month term of the Purchase Agreement on which the closing sale price of our common stock equals or exceeds $0.10 per share, and up to an aggregate amount of $17,400,000 (subject to certain limitations contained in the Purchase Agreement) of shares of our common stock, we have the right, from time to time, in our sole discretion and subject to certain conditions, to direct Lincoln Park to purchase up to 750,000 shares of our common stock in a Regular Purchase; provided Lincoln Park’s maximum obligation under any single Regular Purchase will not exceed $3,000,000, unless we mutually agree to increase the maximum amount of such Regular Purchase.
If we direct Lincoln Park to purchase the maximum number of shares of our common stock we then may sell in a Regular Purchase, then in addition to such Regular Purchase, and subject to certain conditions and limitations in the Purchase Agreement, we may direct Lincoln Park to make an “accelerated purchase” of an additional amount of common stock that may not exceed the lesser of (i) 300% of the number of shares purchased pursuant to the corresponding Regular Purchase and (ii) 30% of the total number of shares of our common stock traded during a specified period on the applicable purchase date as set forth in the Purchase Agreement. Under certain circumstances and in accordance with the Purchase Agreement, we may direct Lincoln Park to purchase shares in multiple accelerated purchases on the same trading day.
The purchase price per share is based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement. In each case, upon the parties’ mutual agreement, the maximum amount of any single Regular Purchase, Accelerated Purchase and/or Additional Accelerated Purchase may be increased, and any one or more of the other terms relating thereto may be amended by the parties.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). Lincoln Park has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the OTCQB® at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.
We know of no existing arrangements between Lincoln Park and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus supplement.
We will pay all of the expenses incident to the registration, offering, and sale of the shares to Lincoln Park.
We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.
Lincoln Park represented to us that at no time prior to the date of the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of our common stock or any hedging transaction. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
LEGAL MATTERS
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California, has passed upon the validity of the securities offered by this prospectus supplement.
EXPERTS
The consolidated financial statements of Netlist, Inc. and subsidiaries as of January 2, 2021 and December 28, 2019 and each of the years then ended included in our Annual Report on Form 10-K for the year ended January 2, 2021 have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.netlist.com. We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be part of this document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):
•
our Annual Report on Form 10-K for the year ended January 2, 2021 filed with the SEC on March 26, 2021; and

•
our Quarterly Report on Form 10-Q for the quarter ended April 3, 2021 filed with the SEC on May 18, 2021;

•
our Current Reports on Form 8-K filed on April 6, 2021 and May 3, 2021; and

•
all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement and the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.
We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at:
Netlist, Inc.
175 Technology Drive, Suite 150
Irvine, California 92618
Attention: Gail M. Sasaki
You may direct telephone requests to Gail M. Sasaki, our Chief Financial Officer, at (949) 435-0025.

PROSPECTUS
NETLIST, INC.
$50,000,000
COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS
We may offer and sell from time to time the above securities in one or more classes, in one or more transactions, separately or together in any combination and as separate series, and in amounts, at prices and on terms that we will determine at the times of the offerings. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of preferred stock or warrants. The aggregate initial offering price of the securities that we may offer through this prospectus will be up to $50,000,000.
We will provide specific terms of any offering in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
We may offer the securities independently or together in any combination for sale directly to purchasers, through one or more underwriters, dealers or agents, or through underwriting syndicates managed or co-managed by one or more underwriters, to be designated at a future date, on a continuous or delayed basis.
Our common stock is quoted on the OTCQX® under the symbol “NLST.” The closing price of our common stock as quoted on the OTCQX® on November 9, 2018 was $0.39 per share.
Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the caption “Risk Factors” on page 2 of this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is November 28, 2018.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time. For further information about our business and the securities, you should refer to the registration statement containing this prospectus and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports we file by the SEC. The registration statement and other reports can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. When we refer to a “prospectus supplement,” we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement or incorporated information having a later date. You should read this prospectus and any prospectus supplement together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”
You should rely only on the information provided in this prospectus, in any prospectus supplement, or any other offering material that we authorize, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material that we authorize, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date. The information contained in this prospectus or a prospectus supplement or amendment, or incorporated herein or therein by reference, is accurate only as of the date of this prospectus or prospectus supplement or amendment, as applicable, regardless of the time of delivery of this prospectus or prospectus supplement or amendment, as applicable, or of any sale of the shares. Unless the context otherwise requires, in this prospectus the “Company,” “Netlist,” “we,” “us,” and “our” refer to Netlist, Inc. and its consolidated subsidiaries.
ABOUT NETLIST, INC.
We provide high-performance modular memory subsystems to customers in diverse industries that require enterprise and storage class memory solutions to empower critical business decisions. We have a history of introducing disruptive new products, such as one of the first load reduced dual in-line memory modules (“LRDIMM”) based on our distributed buffer architecture, which has been adopted by the industry for DDR4 LRDIMM. We were also one of the first to bring NAND flash memory (“NAND flash”) to the memory channel with our NVvault non-volatile dual in-line memory modules (“NVDIMM”) using software-intensive controllers and merging dynamic random access memory integrated circuits (“DRAM ICs” or “DRAM”) and NAND flash to solve data bottleneck and data retention challenges encountered in high-performance computing environments. We recently introduced a new generation of storage class memory products called HybriDIMM to address the growing need for real-time analytics in Big Data applications, in-memory databases, high performance computing and advanced data storage solutions. We also resell NAND flash, DRAM products and other component products to end-customers that are not reached in the distribution models of the component manufacturers, including storage customers, appliance customers, system builders and cloud and datacenter customers.
Due to the ground-breaking product development of our engineering teams, we have built a robust portfolio of over 100 issued and pending U.S. and foreign patents, many seminal, in the areas of hybrid memory, storage class memory, rank multiplication and load reduction. Since our inception, we have dedicated substantial resources to the development, protection and enforcement of technology innovations we believe are essential to our business. Our early pioneering work in these areas has been broadly adopted in industry-standard registered dual in-line memory modules (“RDIMM”), LRDIMM and NVDIMM. Our objective is to continue to innovate in our field and invest further in our intellectual property portfolio, with the goal of monetizing our intellectual property through a combination of product sales and licensing, royalty or other revenue-producing arrangements, which may result from joint development or similar partnerships or defense of our patents through enforcement actions against parties we believe are infringing them.
We are headquartered in Irvine, California and have manufacturing facilities in Suzhou, People’s Republic of China (“PRC”). Our principal executive offices are located at 175 Technology Drive, Suite 150, Irvine, California 92618 and our telephone number at that address is (949) 435-0025. Our website address is http://www.netlist.com (this reference to our website is an inactive textual reference only and the information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus).
RISK FACTORS
Investing in our securities involves a high degree of risk. Before making any investment decision with respect to our securities, you should carefully consider the risks described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. Each of these risk factors, either alone or together, could adversely affect our business, operating results, financial condition, ability to access capital resources and future growth prospects, as well as the value of an investment in our securities. Additional risks of which we are not presently aware or that we currently believe are immaterial may also impair our business operations and financial position. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the applicable prospectus supplement include and incorporate by reference “forward-looking statements.”
We intend these forward-looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward looking statements although not all forward-looking statements contain these identifying words. These forward looking statements include statements about, among other things: our beliefs regarding the market and demand for our products or the component products we resell; our ability to develop and launch new products that are attractive to the market and stimulate customer demand for these products; our plans relating to our intellectual property, including our goals of monetizing, licensing, expanding and defending our patent portfolio; our expectations and strategies regarding outstanding legal proceedings and patent reexaminations relating to our intellectual property portfolio, including our pending proceedings against SK hynix Inc., a South Korean memory semiconductor supplier; our expectations with respect to any strategic partnerships or other similar relationships we may pursue; our business strategies and objectives; and our expectations regarding our future operations and financial position, including revenues, costs and prospects, and our liquidity and capital resources, including cash flows, sufficiency of cash resources, efforts to reduce expenses and the potential for future financings. All forward-looking statements reflect management’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks and uncertainties include those described under the heading “Risk Factors” contained in this prospectus, any related free writing prospectus, and in our most recent annual report on Form 10 K and quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. You should carefully read this prospectus, the accompanying base prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect.
These forward-looking statements represent our estimates and assumptions only as of the date made. Any such forward looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward looking statements. We undertake no duty to update these forward-looking statements after the date of this prospectus, except as required by law, even though our situation may change in the future. You should carefully consider other information set forth in reports or other documents that we file with the SEC. We qualify all of our forward-looking statements by these cautionary statements.
USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement, we expect to use any net proceeds from this offering for general corporate purposes, including working capital and other general and administrative purposes. We may also use any net proceeds from this offering for acquisitions of complementary products, technologies or businesses, but we do not have any current plans, agreements or commitments for any specific acquisitions at this time. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use any net proceeds, and the timing and amount of our actual expenditures will be based on many factors, including, among others, cash flows from operations and any growth of our business. Our management will have broad discretion in applying any net proceeds of this offering. Until the funds are used as described above, we intend to invest any net proceeds from this offering in interest bearing, investment grade securities.
SECURITIES WE MAY OFFER
We may issue from time to time, in one or more offerings the following securities:
•
shares of common stock;

•
shares of preferred stock;

•
warrants exercisable for common stock or preferred stock; and

•
units of common stock, preferred stock or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information about how to obtain copies of those documents.
The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK
Our Restated Certificate of Incorporation as currently in effect (the “Restated Certificate of Incorporation”) provides that we are authorized to issue 310,000,000 shares of capital stock. Our authorized capital stock is comprised of 300,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of serial preferred stock, par value $0.001 per share.
The following description is a summary of the material terms of our capital stock and certain provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws. This description does not purport to be complete. For information on how you can obtain our Restated Certificate of Incorporation and Amended and Restated Bylaws, see “Where You Can Find More Information.”
As of November 12, 2018, we had 139,252,639 shares of our common stock issued and outstanding held by 9 stockholders of record. This number does not include beneficial owners whose shares were held in street name.
Common Stock
We are authorized to issue up to 300,000,000 shares of our common stock, par value $0.001 per share.
The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of our directors. Subject to preferences that may apply to any then outstanding shares of preferred stock, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for distribution at the times and in the amounts, if any, that our Board of Directors may determine from time to time. In the event of our liquidation, dissolution or winding up, subject to the rights of each series of our preferred stock, which may, from time to time come into existence, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities. Holders of our common stock have no preemptive or other subscription or conversion rights. Our common stock is not redeemable and there are no sinking fund provisions applicable to our common stock.
Preferred Stock
Our Board of Directors is authorized, subject to limitations imposed by Delaware law, to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, without stockholder approval. Our Board of Directors is authorized to fix the number of shares of preferred stock and to determine or (so long as no shares of such series are then outstanding) alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by Delaware General Corporation Law. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with, or senior to any of those of any present or future class or series of our capital stock. Our Board of Directors is also authorized to decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting any decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
This section describes the general terms and provisions of our preferred stock. The applicable prospectus supplement will describe the specific terms of any shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our

Restated Certificate of Incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.
Series A Preferred Stock
On April 17, 2017, we entered into a rights agreement (the “Rights Agreement”) with Computershare Trust Company, N.A., as rights agent and designated 1,000,000 shares of preferred stock as Series A Preferred Stock. In connection with the adoption of the Rights Agreement and pursuant to its terms, our Board of Directors authorized and declared a dividend of one right (each, a “Right”) for each outstanding share of our common stock. Each Right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase, when exercisable and subject to adjustment, one unit consisting of one one-thousandth of a share (a “Unit”) of Series A Preferred Stock. There are no shares of Series A Preferred Stock outstanding as of the date of this prospectus.
Redemption of Units.   The Units of Series A Preferred Stock that may be acquired will be nonredeemable.
Dividends.   Each Unit of Series A Preferred Stock will have a minimum preferential quarterly dividend of $0.01 per Unit or any higher per share dividend declared on the common stock.
Liquidation Payment.   In the event of liquidation, the holder of a Unit of Series A Preferred Stock will receive a preferred liquidation payment equal to the greater of $0.01 per Unit and the per share amount paid in respect of a share of common stock.
Voting Rights.   Each Unit of Series A Preferred Stock will have one vote, voting together with the common stock.
Merger, Consolidation or Other Transaction.   In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Unit of Series A Preferred Stock will be entitled to receive the per share amount paid in respect of each share of common stock.
Anti-Dilution Protections.   The rights of holders of the Series A Preferred Stock with respect to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution adjustment provisions.
Economic Value.   The economic value of one Unit of Series A Preferred Stock that may be acquired should approximate the economic value of one share of common stock.
Anti-Takeover Provisions of Delaware Law and Charter Provisions
Interested Stockholder Transactions
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•
before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:
•
any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•
subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.
Certificate of Incorporation and Bylaws
Provisions in our Restated Certificate of Incorporation and Amended and Restated Bylaws may have the effect of discouraging certain transactions that may result in a change in control of our Company. Some of these provisions provide that stockholders cannot act by written consent and impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our Restated Certificate of Incorporation allows us to issue shares of preferred stock (see “Blank Check Preferred Stock”) or common stock without any action by stockholders. Our directors and our officers are indemnified by us to the fullest extent permitted by applicable law pursuant to our Restated Certificate of Incorporation. Our Board of Directors is expressly authorized to make, alter or repeal our Amended and Restated Bylaws. These provisions may make it more difficult for stockholders to take specific corporate actions and may make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
Blank Check Preferred Stock
Our Restated Certificate of Incorporation authorizes our Board of Directors to approve the issuance of up to 10,000,000 shares of preferred stock, including the designated Series A Preferred Stock described above, without further approval of the stockholders, and to determine the rights and preferences of any series of preferred stock. The Board of Directors could issue one or more series of preferred stock with voting, conversion, dividend, liquidation or other rights that would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control and discouraging bids for our common stock at a premium over the market price.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. The prospectus supplement relating to any warrants we are offering will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:
•
the title of the warrants;

•
the aggregate number of warrants offered;

•
the price or prices at which the warrants will be issued;

•
the designation, number and terms of any common stock, preferred stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•
the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

•
the dates or periods during which the warrants are exercisable;

•
the designation and terms of any securities with which the warrants are issued as a unit;

•
if the warrants are issued as a unit with another security, the date on or after which the warrants and the other security will be separately transferable;

•
any minimum or maximum amount of warrants that may be exercised at any one time;

•
any terms relating to the modification of the warrants;

•
a discussion of material federal income tax considerations, if applicable; and

•
any other terms of the warrants and any other securities sold together with the warrants, including, but not limited to, the terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The applicable prospectus supplement will describe the specific terms of any warrant units.
The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information.”
DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•
a description of the terms of any unit agreement governing the units;

•
a description of the provisions for the payment, settlement, transfer or exchange of the units;

•
a discussion of material federal income tax considerations, if applicable; and

•
whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”
PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.

We may distribute securities from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and an underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.
Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933.
If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.
If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.
Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.
In no event will the commission or discount received by any Financial Industry Regulatory Authority (“FINRA”) member or independent broker-dealer participating in a distribution of securities exceed eight percent of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.
LEGAL MATTERS
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California, has passed upon the validity of the securities to be offered pursuant to this prospectus.
EXPERTS
The consolidated financial statements of Netlist, Inc. and subsidiaries as of December 30, 2017 and December 31, 2016 and each of the years then ended included in our Annual Report on Form 10-K for the year ended December 30, 2017 have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you in this prospectus by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.
We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” The following documents filed with the SEC are incorporated by reference in this prospectus:
•
our Annual Report on Form 10-K for the fiscal year ended December 30, 2017, filed with the SEC on March 30, 2018, an amendment to our Annual Report on Form 10-K for the fiscal year ended December 30, 2017, filed with the SEC on April 30, 2018, our preliminary proxy statement on Schedule 14A for our Annual Meeting of Stockholders held on August 15, 2018 and filed with the

SEC on June 25, 2018, and our definitive proxy statement on Schedule 14A for our Annual Meeting of Stockholders held on August 15, 2018 and filed with the SEC on July 9, 2018;
•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 29, 2018, filed on May 15, 2018, August 14, 2018 and November 13, 2018, respectively;

•
our Current Reports on Form 8-K filed on January 9, 2018, January 18, 2018, March 26, 2018, March 27, 2018, April 4, 2018 April 17, 2018, May 15, 2018, May 21, 2018, May 21, 2018, May 21, 2018, July 12, 2018, July 31, 2018, August 17, 2018, August 31, 2018, September 14, 2018, September 26, 2018 and November 8, 2018; and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 27, 2006, including any amendments or reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:
Netlist, Inc.
175 Technology Drive, Suite 150
Irvine, California 92618
Attention: Gail M. Sasaki
You may direct telephone requests to Gail M. Sasaki, our Chief Financial Officer, at (949) 435-0025.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.netlist.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

Up to $17,400,000 of Common Stock and
200,500 Shares of Common Stock
NETLIST, INC.

PROSPECTUS SUPPLEMENT

July 12, 2021